UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

Delcath Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

Your Vote Counts!
DELCATH SYSTEMS, INC.
2023 Annual Meeting
Vote by June 11, 2023 11:59 PM ET
DELCATH SYSTEMS, INC.
1633 BROADWAY, 22ND FLOOR, SUITE C NEW YORK, NY 10019
V07661-P89563
You invested in DELCATH SYSTEMS, INC. and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 12, 2023.
Get informed before you vote
View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 29, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.
For complete information and to vote, visit www.ProxyVote.com Control #
Smartphone users
Point your camera here and vote without entering a control number
Vote Virtually at the Meeting*
June 12, 2023 10:00 AM
Virtually at: www.virtualshareholdermeeting.com/DCTH2023
*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com
THIS IS NOT A VOTABLE BALLOT
This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.
Voting Items Board Recommends
1. To elect the two Class II director nominees
Nominees:
01) Elizabeth Czerepak For 02) John R. Sylvester
2. To approve an amendment of Delcath System’s Inc.’s Amended and Restated Certificate of Incorporation to increase
For the total number of authorized shares of common stock from 40,000,000 to 80,000,000;
3. To approve an amendment of Delcath Systems, Inc.’s 2020 Omnibus Equity Incentive Plan; For
4. To approve the potential issuance in excess of 19.99% of Delcath Systems, Inc.’s outstanding common stock upon For conversion of the series f preferred stock at less than the “minimum price” under Nasdaq Listing Rule 5635;
5. To ratify the selection, by the Audit Committee of our Board of Directors, of Marcum LLP as the independent registered For public accounting firm of the Company for the fiscal year ending December 31, 2023;
6. To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the For Proxy Statement; and
7. To recommend, on a non-binding advisory basis, the frequency of holding an advisory vote on executive compensation. 1 Year NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.